Exhibit 10.28
SECOND AMENDMENT TO ENGAGEMENT AGREEMENT
     This Second Amendment to Engagement Agreement (“Amendment”) is made as of _________, 2010 by and between CryoPort, Inc. (together with its affiliates and subsidiaries, the “Company”) and Maxim Group, LLC (together with its affiliates and subsidiaries, “Maxim”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in that certain letter of engagement, dated as of June 16, 2010 by and among Company and Maxim and as amended by that certain letter dated as of July 9, 2010 (as amended, the “Letter Agreement”).
     WHEREAS, pursuant to the Letter Agreement the Company engaged Maxim as its non-exclusive placement agent in connection with a proposed offering of its securities to “accredited investors” pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder;
     WHEREAS, the Company desired to offer certain “accredited investors” without any prior relationship with Maxim (“Company Investors”) the right to participate in the Offering on the same terms and conditions as the investors introduced to the Company by Maxim; and
     WHEREAS, the parties desire to amend and supplement the Letter Agreement pursuant to the terms and conditions hereof.
     NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein, and intending to be legally bound hereby, the undersigned parties hereby agree as follows:
     1. The Company hereby represents and warrants to Maxim as follows:
     i. All Company Investors are as set forth on Schedule A hereto, provided, however, any investor that participates in the Offering that was not contacted by Maxim shall be deemed to be a Company Investor.
     ii. It has solicited each Company Investor in connection with a proposed investment in the Company’s securities, and neither Maxim nor any of its representatives have contacted any Company Investor regarding the Offering. The Company shall be responsible for ensuring that all Company Investors have been provided with adequate disclosure concerning an investment in the Company and ensuring that each Company Investor has a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company (but not Maxim) concerning an investment in the Company and the business, financial condition, results of operations and prospects of the Company.
     iii. Each Company Investor is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act, and each such Company Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Each Company Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.
     iv. It will comply with the requirements of Federal securities laws, Blue Sky or other similar laws of the state, jurisdiction or country in which any solicitation of a Company Investor is made. Each such Company Investor has a prior relationship with one or more members of the Company’s management or board of directors and was contacted directly by the Company and not through the means of a general solicitation.
     v. The maximum aggregate subscription amount for all Company Investors in the Offering shall be $_________. Maxim shall be entitled to receive all compensation payable pursuant to Section 2 of the Agreement in connection with any investment by a Company Investor.
     2. If Maxim, for good reason, believes that a certain Company Investor(s) should not be allowed to participate in the Offering, the Company will abide by such a decision, Maxim’s exercise, for good reason, not to allow an introduced investor to participate in the Offering will not change the Company’s representations and warranties under Section 1i-v.
     3. In addition to and in no way limiting the identification provisions of the Agreement, the Company hereby agrees to indemnify and hold Maxim and its directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles withstanding a lack of such title or any other title), each person who controls Maxim (within the meaning of Section 15 of the Securities Act and Section 20 of the Securities Exchange Act of 1934, as amended), and the directors, officers, shareholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, an “Indemnified Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Indemnified Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Amendment or (b) any action instituted against an Indemnified Party, or any of them or their respective affiliates, by any Company Investor, with respect to any of the transactions directly or indirectly related to the Offering. If any action shall be brought against any Indemnified Party in respect of which indemnity may be sought pursuant to this Amendment, such Indemnified Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnified Party. Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, or (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel, or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Indemnified Party, in which case the Company shall be responsible for the reasonable fees and expenses of such separate counsel. The indemnification obligations of this section shall survive the offer, sale and deliver of the Securities and the termination of the Agreement and this Amendment and shall remain in full force and effect regardless of any investigation made by or on behalf of any person indemnified hereunder.
     4. Except as specifically modified herein, all of the terms, provisions and conditions of the Agreement shall remain in full force and effect and the rights and obligations of the parties with respect thereof shall, except as specifically provided herein, be unaffected by this Amendment and shall continue as provided in the Agreement.
     5. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Agreement.
     6. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provision of the Agreement.
     7. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives. This Amendment shall be for the sole benefit of the parties to this Amendment and their respective heirs, successors, permitted assigns and legal representatives and is not intended, nor shall be construed, to give any person or entity, other than the parties hereto and their respective heirs, successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.
     8. This Amendment may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such familiar or “.pdf” signature page were an original thereof.
     9. This Amendment constitutes the entire agreement among the parties with respect to the matters covered hereby and thereby and supersede all previous written, oral or implied understandings among them with respect to such matters.
     10. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.
     11. No provision of this Amendment may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Maxim or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Amendment shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
     12. Each of the parties hereto acknowledges that this Amendment has been prepared jointly by the parties hereto, and shall not be strictly construed against either party.
     IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

CryoPort, Inc.
By:	/s/ Catherine Doll
	Name:	Catherine Doll
	Title:	CFO

MAXIM GROUP, LLC
By:	/s/ Clifford Teller
	Name:	Clifford Teller
Title: